Exhibit 10.24

SECONDMENT AGREEMENT

among

TRANSMONTAIGNE SERVICES LLC,

TRANSMONTAIGNE GP L.L.C.,

and

TRANSMONTAIGNE PARTNERS L.P.

EXHIBITS

Exhibit A	Definitions	Exhibit A-1

SECONDMENT AGREEMENT

This Secondment Agreement (this “Agreement”), dated as of December 30, 2014 (the “Effective Date”), is entered into by and among TransMontaigne Services LLC, a Delaware limited liability company (“Services”), TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), and TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”). Each of Services, the General Partner and the Partnership is sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Services directly owns 100% of the limited liability company interests in the General Partner and the General Partner is the sole general partner of the Partnership; and

WHEREAS, Services and its Affiliates will provide to the Partnership Group the operational, maintenance and administrative resources and services necessary to operate, manage and maintain the operations and assets of the Partnership Group (the “Partnership Business”) and, in connection therewith, Services desires to second to the Partnership certain personnel employed by Services.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS; INTERPRETATION

Definitions. As used in this Agreement, (a) the terms defined in this Agreement will have the meanings so specified, and (b) capitalized terms not defined in this Agreement will have the meanings ascribed to those terms on Exhibit A to this Agreement.

Interpretation.  In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (h) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”

Legal Representation of Parties.  This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation requiring this Agreement to be construed or interpreted against any Party merely because such Party drafted all or a part of such Agreement will not apply to any construction or interpretation hereof or thereof.

Titles and Headings.  Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE 2 SECONDMENT

Provided Personnel.  Subject to the terms of this Agreement, Services agrees to second, or cause its Affiliates to second, to the Partnership, and the Partnership agrees to accept the Secondment of, those certain employees of Services or its Affiliates who provide services for the Partnership Group on-site at any Asset in accordance with the Omnibus Agreement (the “Provided Personnel”), for the purpose of performing job functions related to the Partnership Business (the “Personnel Services”).  The Provided Personnel will remain employees of Services during the Period of Secondment; however, at all times during the Period of Secondment (and, with respect to Shared Provided Personnel, during those times that the Shared Provided Personnel are performing services for the Partnership hereunder), the Provided Personnel shall work solely under the direction, supervision and control of the Partnership.  No Provided Personnel shall have authority or apparent authority to act on behalf of Services during any period such individual is under the direction, supervision or control of the Partnership.

Period of Secondment.  Services will second, or cause its applicable Affiliate (such affiliate, a “Seconding Affiliate”) to second, to the Partnership the Provided Personnel on the Effective Date and continuing, during the period (and only during the period) that the Provided Personnel are performing services for the Partnership, until the earlier of:

(a) the end of the term of this Agreement;
(b) such end date as is mutually agreed in writing by Services and the Partnership;
(c) a withdrawal, departure, resignation or termination of such Provided Personnel under Section 0; or
(d) a termination of Secondment of such Provided Personnel under Section 0.

The period of time that any Provided Personnel is provided by Services to the Partnership is referred to in this Agreement as the “Period of Secondment.”  At the end of the Period of Secondment for any Provided Personnel, such Provided Personnel will no longer be subject to the supervision, control or direction of the Partnership.  Services and the Partnership acknowledge that certain of the Provided Personnel may also provide services to Services or its Affiliates in connection with its operations unrelated to the Partnership Group (“Shared Provided Personnel”), and Services and the Partnership intend that such Shared Provided Personnel shall only be seconded to the Partnership during those times that the Shared Provided Personnel are performing services for the Partnership hereunder.

Withdrawal or Termination.  During the Period of Secondment of any Provided Personnel, subject to the terms of any collective bargaining agreement covering Provided Personnel to which Services is a party, Services will not voluntarily withdraw or terminate any Provided Personnel except for terminations for cause (as reasonably determined by Services) or with the written consent of the Partnership, such consent not to be unreasonably withheld, conditioned or delayed.  Upon the termination of employment, the Provided Personnel will cease performing services for the Partnership.

Termination of Secondment.  The Partnership will have the right to terminate the Secondment to the Partnership of any Provided Personnel for any reason at any time in accordance with the policies and procedures of Services without penalty, upon thirty (30) days’ prior written notice to Services. Upon the termination of a Secondment, the Provided Personnel will cease performing services for the Partnership.

Supervision.  During the Period of Secondment, the Partnership shall:

(e) be ultimately and fully responsible for the daily work assignments of the Provided Personnel (and with respect to Shared Provided Personnel, during those times that the Shared Provided Personnel are performing services for the Partnership hereunder), including supervision of their the day-to-day work activities and performance consistent with the purposes stated in Section 0;

(f) subject to Services’ policies and procedures, set the hours of work and the holidays and vacation schedules for Provided Personnel (other than with respect to Shared Provided Personnel, as to which the Partnership and Services shall jointly determine);

(g) have the right to determine training which will be received by the Provided Personnel.

In the course and scope of performing any Provided Personnel job functions, the Provided Personnel will be integrated into the organization of the Partnership, will report into the Partnership’s management structure, and will be under the direct management and supervision of the Partnership.

Provided Personnel Qualifications; Approval.  Services will provide such suitably qualified and experienced Provided Personnel as Services is able to make available to the Partnership, and the Partnership will have the right to approve such Provided Personnel.

Workers’ Compensation.  At all times, Services will, or will cause its applicable Seconding Affiliate to, maintain workers’ compensation or similar insurance (either through an insurance company or self-insured arrangement) applicable to the Provided Personnel, as required by applicable state and federal workers’ compensation and similar laws, and will name the Partnership an additional named insured under each such insurance policy.

Benefit Plans.  Neither the Partnership nor any Partnership Group Member shall be deemed to be a participating employer in any Benefit Plan during the Period of Secondment. Subject to the Partnership’s reimbursement obligations hereunder, Services (or its ERISA Affiliate) shall remain solely responsible for all obligations and liabilities arising (under the express terms of the Benefit Plans, and the Provided Personnel will be covered under the Benefit Plans subject to and in accordance with their respective terms and conditions, as they may be amended from time to time.  Services and its ERISA Affiliates may amend or terminate any Benefit Plan in whole or in part at any time.  During the Period of Secondment, neither the Partnership nor any Partnership Group Member shall assume any Benefit Plan or have any obligations, liabilities or rights arising thereunder, in each case except for cost reimbursement pursuant to this Agreement.

ARTICLE 3 REIMBURSEMENT FOR PROVIDED PERSONNEL

Reimbursement .  Except as provided in this Section 0, Services and any applicable Seconding Affiliate shall not be compensated for fulfilling their obligations under this Agreement.  The Partnership shall be required to reimburse Services for all of the costs and expenses set forth in Section 2.1(f) of the Omnibus Agreement and Section 3 of the Agency Agreement (collectively, the “Provided Personnel

Expenses”) that are incurred by Services in connection with the provision of the Provided Personnel under this Agreement.  Any such reimbursement by the Partnership shall be made in accordance with Section 2.1(f) of the Omnibus Agreement and Section 3 of the Agency Agreement.  For the avoidance of doubt, the Parties further acknowledge and agree that Services (a) has agreed to provide the operational, maintenance and administrative resources and services necessary to operate, manage and maintain the Partnership Business as an accomodation to the Partnership and (b) is not engaged in the business of receiving compensation for services of the type that will be reimbursed pursuant to this Seciton 3.1.

Adjustments for Period of Secondment.  It is understood and agreed that the Partnership shall be liable for Provided Personnel Expenses to the extent, and only to the extent, they are attributable to the Period of Secondment.  As such, if the Period of Secondment begins on other than the first day of a month or ends on other than the last day of a month, the Provided Personnel Expenses for such month shall be prorated based on the number of days during such month that the Period of Secondment was in effect.

Adjustments for Shared Services.    With respect to each Provided Personnel who is a Shared Provided Personnel, Services (or its applicable Seconding Affiliate) will determine in good faith the percentage of such Shared Provided Personnel’s time spent providing services to the Partnership (the “Allocation Percentage”). For each month during the Period of Secondment, the amount of the  Services  Reimbursement payable by the Partnership with respect to each Shared Provided Personnel shall be calculated by multiplying the Provided Personnel Expenses for such Shared Provided Personnel by the Allocation Percentage for such Shared Provided Personnel.

ARTICLE 4 ALLOCATION; RECORDS

Allocation; Records.  Services will use commercially reasonable efforts to maintain an allocation schedule reflecting the direct and indirect costs of the Provided Personnel Expenses based on the services that the Provided Personnel have provided to the Partnership in relation to the Partnership Business.  The Partnership will use commercially reasonable efforts to keep and maintain books/records reflecting hours worked and costs and expenses incurred in connection with each of the Provided Personnel.  The Partnership and its representatives will have the right to audit such records and such other records as the Partnership may reasonably require in connection with its verification of the Provided Personnel Expenses during regular business hours and on reasonable prior notice.

ARTICLE 5 TERM; DEFAULT AND TERMINATION

Term.  The term of this Agreement will commence on the Effective Date and will continue until the termination of the Omnibus Agreement in accordance with the terms thereof.  Upon the termination of this Agreement only those provisions that, by their terms, expressly survive this Agreement shall so survive.

ARTICLE 6 INDEMNIFICATION

Indemnification by Services and Affiliates.  Services and its Affiliates shall indemnify, protect and defend the Partnership Group and all of the officers, directors, employees and agents of any Partnership Group Member (the “Indemnified Parties”) against, and hold the Indemnified Parties harmless from, any and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever

(collectively, the “Claims”) that are incurred by such Indemnified Parties in connection with, relating to or arising out of (a) the breach by Services and its Affiliates, or their respective directors, officers, employees, agents, contractors, subcontractors or consultants of any term or condition of this Agreement, or (b) the performance of any services under this Agreement; provided,  however, that Services and its Affiliates shall not be obligated to indemnify, reimburse, defend or hold harmless any Indemnified Party for any Claims incurred by such Indemnified Party in connection with, relating to or arising out of (i) a breach by such Indemnified Party of this Agreement, (ii) the gross negligence, willful misconduct, bad faith or reckless disregard of such Indemnified Party with respect to any services provided under this Agreement or (iii) the fraudulent or dishonest acts of such Indemnified Party.

Indemnification Procedures.

(a) An Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a Claim under this Article 6, it will provide notice thereof to Services pursuant to Section 0 (the “Indemnifying Party”), specifying the nature of and specific basis for such Claim, copies of all correspondence with third parties, Governmental Authorities or other individuals relating to the Claim, and other relevant information reasonably requested by the Indemnifying Party;  provided,  however,  that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from liability under Section 0 unless and to the extent the Indemnifying Party did not otherwise learn of such Claim and such failure results in the forfeiture by the  Indemnifying Party of substantial rights and defenses.

(b) The Indemnifying Party shall have the right to control all aspects of the response to and/or defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article 6, including correspondence and negotiation with Governmental Authorities, the selection of counsel and engineering and other consultants, determination of the scope of and approach to any investigation or remediation, determination of whether to appeal any decision of any court, determination of whether to enter into any voluntary agreement with any Governmental Authority, and the settling of any such matter or any issues relating thereto; provided,  however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

(c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article 6, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided,  however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 0. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article 6;  provided, however, that that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d) In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

ARTICLE 7 GENERAL PROVISIONS

Accuracy of Recitals.  The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

Notices.  Any notice, demand, or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier, or by facsimile, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt if sent by telecopier, addressed as follows:

Services:

TransMontaigne Services LLC

1670 Broadway, Suite 3100

Denver, CO 80202

Attn:  General Counsel
Facsimile:  303-626-8238

General Partner:

TransMontaigne GP, L.L.C.

1670 Broadway, Suite 3100

Denver, CO 80202

Attn:  General Counsel
Facsimile:  303-626-8238

Partnership:

TransMontaigne Partners L.P.
1670 Broadway, Suite 3100

Denver, CO 80202

Attn:  General Counsel
Facsimile:  303-626-8238

A Party may change its address for the purposes of notices hereunder by giving notice to the other Parties specifying such changed address in the manner specified in this Section 0.

Further Assurances.  The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

Modifications.  Any actions or agreement by the Parties to modify this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification shall be in writing and shall be executed by all Parties with the same formality with which this Agreement was executed.

No Third Party Beneficiaries. No Person not a Party to this Agreement will have any rights under this Agreement as a third party beneficiary or otherwise, including, without limitation, Provided Personnel.

Relationship of the Parties.  Nothing in this Agreement will constitute any Partnership Group Member, Services or its Affiliates as members of any partnership, joint venture, association, syndicate or other entity.

Assignment.  No Party will, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder; provided,  however, that a Party may assign or convey this Agreement without the prior written consent of the other Parties to an Affiliate. Unless written consent is not required under this Section 0, any attempted or purported assignment, mortgage, pledge or conveyance by a Party without the written consent of the other Parties shall be void and of no force and effect. No assignment, mortgage, pledge or other conveyance by a Party shall relieve the Party of any liabilities or obligations under this Agreement.

Binding Effect.  This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement.  Each Party may execute this Agreement by signing any such counterpart.

Time of the Essence.  Time is of the essence in the performance of this Agreement.

Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Colorado, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Colorado and to venue in Denver, Colorado.

Delay or Partial Exercise Not Waiver.  No failure or delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or any related document.  The waiver by a Party of a breach of any provisions of this Agreement will not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

Entire Agreement.  This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof.  All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Agreement.

Waiver.  To be effective, any waiver or any right under this Agreement will be in writing and signed by a duly authorized officer or representative of the Party bound thereby.

Signatories Duly Authorized.  Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

Incorporation of Exhibits by References.  Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

[Signature page follows]

AS WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date herein above mentioned.

TransMontaigne Services LLC

By:/s/ Michael A. Hammell

Name:Michael A. Hammell

Title:Executive Vice President, General Counsel & Secretary

TransMontaigne GP L.L.C.

By:/s/ Michael A. Hammell

Name:Michael A. Hammell

Title:Executive Vice President, General Counsel & Secretary

TransMontaigne Partners L.P.

By: TransMontaigne GP L.L.C., its general partner

By:/s/ Michael A. Hammell

Name:Michael A. Hammell

Title:Executive Vice President, General Counsel & Secretary

[Signature Page to Secondment Agreement]

EXHIBIT A

Definitions

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person, (c) any officer or director of such Person, or (d) any Person who is the officer, director, trustee, or holder of fifty percent (50%) or more of the voting interest of any Person described in clauses (a) through (c).  For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Partnership Group Member shall be deemed to be an Affiliate of Services nor shall Services be deemed to be an Affiliate of any Partnership Group Member.

“Agency Agreement” means the Agency Agreement, dated as of May 27, 2005, by and among TransMontaigne Inc., Services, the General Partner and the Partnership, as the same may be amended, restated or supplemented from time to time.

“Agreement” means this Secondment Agreement, including all Exhibits and amendments to this Agreement.

“Allocation Percentage” has the meaning set forth in Section 3.4.

“Asset” has the meaning set forth in the Omnibus Agreement.

“Benefit Plans” means each employee benefit plan, as defined in Section 3(3) of ERISA, and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any Provided Personnel (or to any dependent or beneficiary thereof), including, without limitation, any equity-based compensation, bonus or incentive compensation, deferred compensation, profit sharing, holiday, cafeteria, medical, disability or other employee benefit plan, program, policy, agreement or arrangement sponsored, maintained, or contributed to by Admin, Refining or any of their ERISA Affiliates, or under which either Admin, Refining or any of their respective ERISA Affiliates may have any obligation or liability, whether actual or contingent, in respect of or for the benefit of any Provided Personnel.

“Claims” has the meaning set forth in Section 0.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

 “ERISA Affiliate” means, with respect to any Person, any other Person who is treated together with such Person as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.

“General Partner” has the meaning set forth in the preamble to this Agreement.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

Exhibit A-1

“Indemnified Parties” has the meaning set forth in Section 0.

“Indemnifying Party” has the meaning set forth in Section ARTICLE 6(a).

“Interest Rate” means the lesser of (i) two percent (2%) over the one month London Interbank Offered Rate (LIBOR) prevailing during the period in question, and (ii) the maximum rate permitted by applicable law.

“OLP GP” means TransMontaigne Operating GP L.L.C., a Delaware limited liability company.

“Omnibus Agreement” means the Amended and Restated Omnibus Agreement, dated as of December 31, 2007, as amended July 16, 2013, by and among TransMontaigne Inc., a Delaware corporation, the General Partner, the Partnership, the OLP GP and the Operating Partnership, as the same may be amended, restated or supplemented from time to time.

“Operating Partnership” means TransMontaigne Operating Company L.P., a Delaware limited partnership.

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Partnership Business” has the meaning set forth in the recitals to this Agreement.

“Partnership Group” means the Partnership, the OLP GP, the Operating Partnership and any Subsidiary of any such Person, treated as a single consolidated entity.

“Partnership Group Member” means any member of the Partnership Group.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Period of Secondment” has the meaning set forth in Section 0.

“Person” means any individual or any partnership, corporation, limited liability company, trust, or other legal entity.

“Personnel Services” has the meaning set forth in Section 0.

“Provided Personnel” has the meaning set forth in Section 0.

“Provided Personnel Expenses” has the meaning set forth in Section 0.

“Seconding Affiliate” has the meaning set forth in Section 0.

“Secondment” means each assignment of any Provided Personnel to the Partnership or any member of the Partnership Group from Services or its applicable Seconding Affiliate in accordance with the terms of this Agreement.

“Services” has the meaning set forth in the preamble to this Agreement.

“Shared Provided Personnel” has the meaning set forth in Section 0.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the

Exhibit A-2

election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, Controls such partnership on the date of determination, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors, managers or other governing body of such Person.

Exhibit A-3